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                       [FORM 8 - EXECUTIVE RETENTION AGREEMENT

                       RESTRICTED STOCK AND OPTIONS VERSION]


                                MEDIAONE GROUP, INC.

                           EXECUTIVE RETENTION AGREEMENT



THIS AGREEMENT is made between MediaOne Group, Inc. (the "Company") and _________________ ("Grantee"), as of ____________________ ("Date of Grant").

     Pursuant to the MediaOne Group, Inc. 1994 Stock Plan (the "Plan"), the Human Resources Committee of the Board of Directors (the "Committee") has approved the granting to Grantee of restricted shares of __________________ Common Stock ("Restricted Stock") and an option to purchase shares of __________________ Common Stock (the "Option"), without par value, as of the Date of Grant, on the terms and conditions set forth in this Agreement, as a matter of separate inducement in connection with Grantee's engagement with the Company or a Related Entity, and not in lieu of salary or other compensation for Grantee's services.

     In consideration of the foregoing and of the mutual covenants set forth herein, and other good and valuable consideration, the Company and Grantee agree as follows:

     1. INCORPORATION OF PLAN AND DEFINED TERMS. The Restricted Stock and Option are granted pursuant to the Plan, the terms of which are incorporated by reference and apply to this Agreement as if they were fully set forth herein. Terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Plan.

     2. CONTINUOUS EMPLOYMENT REQUIREMENT. Grantee hereby expressly agrees and acknowledges that he or she must remain in the continuous employment of the Company or a Related Entity for the full duration of the vesting period applicable to any Award granted under this Agreement in order for the Award to become Vested, unless otherwise expressly set forth elsewhere in this Agreement. Grantee further expressly agrees and acknowledges that if he or she discontinues employment with the Company or a Related Entity at any time whatsoever, for any reason whatsoever, including without limitation termination of employment by the Company or Related Entity, prior to the time at which an Award granted under this Agreement becomes Vested, Grantee shall forfeit all unvested Restricted Stock and unvested Stock Options granted under this Agreement.

     3.  RESTRICTED STOCK.


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          A.  GRANT OF RESTRICTED STOCK.  On the terms and conditions set forth in this Agreement, the Company hereby grants to Grantee ______ shares of Restricted Stock.

          B. RESTRICTED PERIOD. Except as otherwise set forth in this Agreement, the Restricted Stock shall become Vested on the fifth (5th) annual anniversary of the Date of Grant; provided, however, that the vesting of the Restricted Stock shall be subject to the continuous employment of Grantee until the fifth (5th) annual anniversary of the Date of Grant (the "Restricted Period"). Except as set forth in this Agreement, the Restricted Stock shall become Vested only to the extent that the foregoing continuous employment requirement is satisfied, regardless of the circumstances under which Grantee's employment is terminated, and the Restricted Stock consequently shall remain subject to forfeiture during the Restricted Period.

               (i) DEATH OR DISABILITY. Except as otherwise set forth in this Agreement, in the event of the death or Disability of Grantee, a prorated number of shares of the Restricted Stock shall become Vested and the Restricted Stock shall not vest further. Such proration shall be based on the number of months in the Restricted Period through the month of Grantee's death or Disability in relation to the total number of months in the Restricted Period.

               (ii) RETIREMENT. Except as otherwise set forth in this Agreement, if the Restricted Stock has not Vested upon Grantee's Retirement, the Restricted Period shall continue and restrictions shall lapse at the end of the Restricted Period, unless the Committee, in its sole discretion, determines otherwise. The continuation of vesting shall be contingent upon Grantee's execution and delivery to the Company, on or prior to the effective date of Grantee's Retirement, of the Company's standard form of "Waiver & Release" of claims, available from the Human Resources Department of the Company.

               (iii) OTHER TERMINATION. If Grantee's employment with the Company or a Related Entity is terminated for any reason other than for death, Disability or Retirement, the Restricted Stock shall be forfeited unless the Committee, in its sole discretion, determines that such Restricted Stock is then Vested or sets alternative terms on which such Restricted Stock may become Vested.

               iv) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the restrictions on the Restricted Stock shall lapse and shall be Vested immediately. .For purposes of this Paragraph, "Change of Control" shall have the identical meaning as set forth in the Change of Control Agreement, if any, that Grantee has executed with the Company. To ensure parallel application, for purposes of this Paragraph only, defined terms contained in the definition of "Change of Control" set forth in Grantee's, Change of Control Agreement shall have the same meaning here as set forth in that Change of Control Agreement. If Grantee has not executed any such Change of Control Agreement, "Change of Control" shall have the identical meaning as set forth in the [Stock, LTIP, etc.] Plan.

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          C.  CUSTODY; VOTING AND DIVIDENDS.  The Company shall hold the
Restricted Stock in an account on behalf of Grantee. The Grantee shall execute and return the attached Stock Power in favor of the Company, to be exercised by the Company only in the case of the forfeiture or other return of the Restricted Stock to the Company as provided herein. The Grantee shall reinvest such dividends as may be declared on such Restricted Stock, which dividends shall vest concurrently with the Restricted Stock. Grantee shall be entitled to voting privileges associated with such Restricted Stock.

     4.  STOCK OPTION.

          A. SHARES OPTIONED; OPTION PRICE. The Grantee may purchase all or any part (in whole shares) of an aggregate of ________ shares of Common Stock, at a purchase price per share of ________ (which is not less than the Fair Market Value on the Date of Grant), (the "Option Price") on the terms and conditions set forth in this Agreement.

          B. OPTION TERM; VESTING; TIMES OF EXERCISE. Except as otherwise set forth in this Agreement, the Option shall become Vested upon the third
(3rd) annual anniversary of the Date of Grant, provided, however, that the vesting of the Option shall be subject to the continuous employment of Grantee until the third (3rd) annual anniversary of the Date of Grant (the "Option Vesting Period"), and provided further that the Option shall expire and shall no longer be exercisable following ten (10) years from the Date of Grant (the "Expiration Date"). Except as set forth in this Agreement, the Option shall become Vested only to the extent that the foregoing continuous employment requirement is satisfied, regardless of the circumstances under which Grantee's employment is terminated.

               (i) DEATH. In the event of the death of Grantee, the Option shall become Vested with respect to a prorated number of shares of Common Stock underlying the Option and shall not vest further. The estate of Grantee shall have the right to exercise all or any portion of the Option, at any time and from time to time consistent with rules established by the Committee for the administration of the Plan, within one (1) year after the date of death or such other period, if any, as the Committee in its sole discretion shall determine (but not after the Expiration Date). Such proration shall be based on the number of months in the Option Vesting Period through the month of Grantee's death in relation to the total number of months in the Option Vesting Period.

               (ii) DISABILITY. Except as otherwise set forth in this Agreement, if the employment of Grantee is terminated because of Disability, the Option shall become Vested with respect to a prorated number of shares of Common Stock underlying the Option and shall not vest further. Such proration shall be based on the number of months in the Option Vesting Period through the month of Grantee's Disability in relation to the total number of months in the Option Vesting Period. Upon vesting, Grantee shall have the right to exercise the Option, at any time and from time to time, but not after the Expiration Date.

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               (iii) RETIREMENT.  Except as otherwise set forth in this
Agreement, upon Grantee's Retirement, the Option shall be retained by Grantee, and the Option, if not then Vested, shall become Vested at the expiration of the Option Vesting Period, unless the Committee, in its sole discretion, determines otherwise; provided, however, that the continuation of vesting shall be contingent upon Grantee's execution and delivery to the Company, on or prior to the effective date of Grantee's Retirement, of the Company's standard form of "Waiver & Release" of claims, available from the Human Resources Department of the Company. Upon vesting, Grantee shall have the right to exercise the Option, at any time and from time to time, until the Expiration Date unless otherwise provided in this Agreement.

               (iv) OTHER TERMINATION. If Grantee's employment with the Company or a Related Entity is terminated for any reason other than for death, Disability or Retirement and other than "for cause," as such term is defined in the Plan, Grantee shall have the right to exercise all or any portion of the Option, if the Option is Vested, at any time and from time to time within three (3) months of termination or such other period, if any, as the Committee in its sole discretion shall determine (but not after the Expiration Date).

               (v) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Option shall become Vested immediately. For purposes of this Paragraph, "Change of Control" shall have the identical meaning as set forth in the Change of Control Agreement, if any, that Grantee has executed with the Company. To ensure parallel application, for purposes of this Paragraph only, defined terms contained in the definition of "Change of Control" set forth in Grantee's, Change of Control Agreement shall have the same meaning here as set forth in that Change of Control Agreement. If Grantee has not executed any such Change of Control Agreement, "Change of Control" shall have the identical meaning as set forth in the [Stock, LTIP, etc.] Plan.

               (vi) TERMINATION FOR CAUSE. Notwithstanding any other provision in this Agreement, if Grantee's employment is terminated by the Company or any Related Entity "for cause," as such term is defined in the Plan, Grantee immediately shall forfeit all rights under the Option except as to the shares of Common Stock already purchased prior to such termination.

          C. EXERCISE: PAYMENT FOR AND DELIVERY OF STOCK. The Option may be exercised only by Grantee or his or her transferee(s) by last will and testament or the laws of descent and distribution. The Option may be exercised by giving notice of exercise to the Company specifying the number of shares (minimum of 100, unless the unexercised balance of the Option is less than 100) to be purchased and the total purchase price. The purchase price shall be payable (i) in cash or by an equivalent means, (ii) by delivery, constructive or otherwise, to the Company of shares of Common Stock owned by Grantee, or (iii) any combination of the foregoing. Any shares of Common Stock so

                                       4
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tendered shall be valued at their Fair Market Value as of the Option exercise date.

          D. NON-TRANSFERABILITY OF OPTION. The Option is not transferable other than by last will and testament or the laws of descent and distribution. The Option shall not otherwise be transferred or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. The Option shall not be assignable or transferable pursuant to a domestic relations order. During the lifetime of Grantee, the Option shall be exercisable only by Grantee or Grantee's guardian or legal representative. Upon any attempt to transfer the Option other than by last will and testament or the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of the Option, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall terminate immediately and become null and void.

     5. PERFORMANCE FOR COMPETITORS. If at any time following the date of this Agreement and before the [Option/Restricted Stock] is Vested, regardless of whether Grantee has Retired, Grantee directly or indirectly receives payment for services rendered to, or is otherwise employed by, any person, firm or corporation that is in competition with the Company or engaged in providing any goods or services that are substantially the same as any goods or services provided or under development by the Company Grantee immediately shall forfeit all rights under the [Option/Restricted Stock], unless the Committee in its sole discretion determines otherwise, or unless Grantee is in full compliance with the Company's Policy on Service on Outside Boards of Directors, as interpreted solely by the Company's Senior Management Compliance Committee. If at any time Grantee renders services to or becomes otherwise employed by any person, firm or corporation that is in competition with the Company or engaged in providing any goods or services that are substantially the same as goods or services provided or under development by the Company, Grantee shall have ninety (90) days after the date of such employment to exercise any Vested and non-expired [Option/Restricted Stock]. Any determination under this Paragraph 5, including whether a person, firm or corporation is "in competition with" the Company or providing "substantially the same" goods or services as the Company provides or is developing, will be subject to the sole discretion of the Committee.

     6. NONSOLICITATION OF EMPLOYEES ("NO RAID") Grantee agrees that he or she will not for a period of one (1) year immediately following the termination of his or her employment with the Company for any reason, either on Grantee's own account or in conjunction with or on behalf of any other person or entity whatsoever, directly or indirectly induce, solicit, or entice away any person who, at any time during the three (3) months immediately preceding Grantee's termination of employment, is a managerial level employee of the Company (including, but not limited to, any Officer, Executive Director or director-level employee, or any equivalent or successor term for any such employees). If Grantee engages in any conduct contrary to the provisions of this Paragraph 6, Grantee shall forfeit the [Option/Restricted Stock] to the extent the [Option/Restricted Stock] has not Vested, unless the Committee determines otherwise. Such forfeiture is in addition to any other remedies available under law.

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     7.  INTELLECTUAL PROPERTY OWNERSHIP AND PROTECTION.  Grantee agrees that any inventions, discoveries, creations (including without limitation software, writings, drawings and other works), improvements, confidential information or other intellectual property that he or she may develop or create, or assist in developing or creating, during his or her employment with the Company, whether or not patentable or eligible for copyright, that relate to the actual, planned, or foreseeable business or other activities of the Company, or that result from his or her work for the Company, are the exclusive property of the Company. Grantee agrees to disclose promptly such property to the Company and will, both during and after his or her employment, and without additional compensation, execute all assignments and other documents and do all things reasonably necessary to secure and enforce U.S. and foreign intellectual property rights for the Company, including patents and copyrights.

     Grantee is not obligated to assign any intellectual property to Company that Grantee created prior to Grantee's employment with the Company. To avoid any confusion, Grantee must identify in writing on Attachment A
[MAKE SURE APPROPRIATE ATTACHMENT IS REFERENCED] any such intellectual property that has not been patented or published and forward it along with this letter.

     Grantee agrees that Grantee will hold in confidence and will not, during or after his or her employment, disclose or use for the benefit of any person or entity other than Company, any Company confidential information that was developed or received during his or her employment. "Company confidential information" shall include all trade secrets, research and development information, product and marketing plans, business or legal strategies, personnel or financial data, product and service specifications, prototypes, software, customer lists and other confidential information or materials of Company or of others with whom Company has a confidential relationship. Grantee will promptly return all such information and materials to Company when his or her employment ends.

[USE AS NEEDED, COULD REMOVE DEPENDING ON THE CIRCUMSTANCE I.E., NO STOCK IN THE OFFER]. If Grantee fails to comply with the provisions of this paragraph 7, Grantee shall forfeit the [Option/Restricted Stock] to the extent the [Option/Restricted Stock] has not vested, unless the Committee determines otherwise. Such forfeiture is in addition to any other remedies available to the Company.

     8. NON-DISCLOSURE OF AGREEMENT. If, at any time, regardless of whether Grantee is Retired or otherwise not employed by the Company or a Related Entity, Grantee discloses, directly or indirectly, the existence of this Agreement, or the terms, conditions, or amounts set forth in this Agreement, except as may be required by law (after reasonable advance notice to the Company), and other than to Grantee's immediate family, attorney, tax return preparer and financial counselor, Grantee immediately shall forfeit the Option or Restricted Stock to the extent the Option or Restricted Stock has not Vested or to the extent the Restricted Stock or Option became Vested within one year prior to the date Grantee discloses such information. If Grantee has sold such forfeited Restricted Stock, Grantee immediately shall remit to the Company, in cash, an amount equal to the Fair Market Value of such Restricted Stock as of the date the Restricted Stock became Vested. If Grantee discloses such information within one (1) year following the date Grantee exercises any portion of the Option, Grantee immediately shall remit to the Company, in cash, an amount equal to the Fair Market Value of the number of shares of

                                       6
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Common Stock acquired on the date Grantee exercised that portion of the
Option, less the Option Price paid by Grantee for such shares. The foregoing provisions of this Paragraph 8 apply unless otherwise determined by the Committee or its designee in its sole discretion.

     9. DECISIONS OF COMMITTEE. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan or the Restricted Stock or Option shall be final, binding and conclusive on the Company and Grantee and any respective heir, executor, administrator, successor or assign.

          10. ARBITRATION. Grantee agrees that any claim, controversy or dispute that may arise directly or indirectly in connection with Grantee's employment or termination of employment with MediaOne Group, and/or any associated or related disputes arising therefrom involving MediaOne and/or any employee(s), Director(s), officer(s), or agent(s) of MediaOne, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination, common law or any other legal theory, including, but not limited to, disputes relating to the making, performance or interpretation of this Agreement; and claims or other disputes arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; 42 U.S.C. Section 1981, Section 1981a,
Section 1983, Section 1985, or Section 1988; the Family and Medical Leave Act of 1993; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Colorado Anti-Discrimination Act; or any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. If, however, Grantee would otherwise be legally required to exhaust administrative remedies to obtain legal relief, Grantee can and must exhaust such administrative remedies prior to pursuing arbitration. The only legal claims between Grantee and MediaOne that are not included for arbitration within this Agreement are claims for workers' compensation or unemployment compensation benefits. BY SIGNING THIS AGREEMENT, GRANTEE VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHT GRANTEE MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL. MEDIAONE ALSO HEREBY VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVES ANY RIGHT IT MIGHT OTHERWISE HAVE TO SEEK REMEDIES AGAINST GRANTEE IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL. The Federal Arbitration Act, 9 U.S.C. Sections 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Agreement for arbitration, shall apply to any common law claims. This Agreement for arbitration supersedes any prior arbitration agreement between Grantee and MediaOne to the extent they are inconsistent.

     A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"), unless otherwise agreed to by the parties. Any dispute, that relates directly or indirectly to Grantee's employment with MediaOne or to the termination of Grantee's employment will be conducted under the AAA National Rules for the Resolution of Employment Disputes, effective June 1, 1997. The arbitrator shall be chosen from a state other than your state of residence and other than Colorado. Other than as set forth herein, the arbitrator shall have no authority to add to,

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detract from, change, amend, or modify existing law.  The arbitrator shall have the authority to order such discovery as is necessary for a fair resolution of the dispute. The arbitrator may award punitive damages, as allowed by Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended, regardless of any limitations imposed by federal, state, or local laws regarding amounts that may be awarded in arbitration proceedings. All arbitration proceedings, including without limitation, settlements under this Agreement, will be confidential. Grantee shall not be required to pay more than One Hundred Fifty Dollars ($150.00) of the arbitrator's hourly fees and expenses. The prevailing party in any arbitration shall be entitled to receive reasonable attorneys' fees as provided by law. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered to any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees not to exceed Two Thousand Five Hundred Dollars ($2,500.00).

     11. EXECUTIVE SEVERANCE AGREEMENT AND OTHER AGREEMENT WITH THE COMPANY. Except as expressly provided in this Agreement, the provisions of this Agreement shall not be affected in any way whatsoever by any Executive Severance Agreement or any other written or verbal agreement between Grantee and the Company or a Related Entity.

     12.  MISCELLANEOUS.

          A. NOTICES. Any notice to be given to the Company shall be personally delivered to or addressed to its Senior Vice President - Human Resources, and any notice to be given to Grantee shall be addressed to him or her at the address given beneath his or her signature below or such other address as the Company reasonably believes to be his or her most current address. Any notice to the Company is deemed given when received on behalf of the Company by the Senior Vice President - Human Resources, of the Company at 188 Inverness Drive West, Suite 500, Englewood, CO 80112. Any notice to Grantee is deemed given when personally delivered or enclosed in a properly sealed envelope addressed as aforesaid and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

          B. EMPLOYMENT. THE COMPANY MAY TERMINATE GRANTEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, UNLESS THE EMPLOYMENT IS COVERED BY SEPARATE CONDITIONS CONTAINED IN A COLLECTIVE BARGAINING AGREEMENT OR OTHER AUTHORIZED WRITTEN AGREEMENT SIGNED BY BOTH PARTIES, AND NOTHING CONTAINED IN THIS AGREEMENT CREATES OR IMPLIES AN EMPLOYMENT CONTRACT OR TERM OF EMPLOYMENT OR ANY PROMISE OF SPECIFIC TREATMENT UPON WHICH GRANTEE MAY RELY.

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          C.  GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

          D. AMENDMENTS. The Company may at any time propose to amend this Agreement, but any such alteration or amendment shall be effective only if in writing, signed by a duly authorized officer of the Company and by Grantee.




MediaOne Group, Inc.                         GRANTEE

By:
   ---------------------------     ----------------------------------------
Title:                             Full Name
      --------------------------

                                   ----------------------------------------
                                   Street Address

                                   ----------------------------------------
                                   City, State and Zip Code

                                   ----------------------------------------
                                   Social Security Number

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                              IRREVOCABLE STOCK POWER


     FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to:

                                 MEDIAONE GROUP, INC.
                                      84-0926774
                             (Tax Identification Number)


((NOShrs)) shares of Common Stock issued by MediaOne Group, Inc. (the "Company") represented by Grant Number ((Cgrantno)), standing in the name of the undersigned on the books of the Company.

The undersigned does (do) hereby irrevocably constitute and appoint the Vice President - Law for the Company as attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

                                            Dated:
----------------------------------------          -----------------------
((FIRSTNAME)) ((MIDLNAME)) ((LASTNAME))




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IMPORTANT -- READ CAREFULLY:  The signature(s) of this Stock Power must correspond with the name(s) as written upon the face of the certificate(s) or account(s) in every particular without alteration or enlargement or any change whatever.
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[NAME]
DATE
ATTACHMENT A
PAGE 1

           INTELLECTUAL PROPERTY THAT HAS NOT BEEN PATENTED OR PUBLISHED





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